Exhibit 10.19

July 3, 2014

Mr. Ian Chan

Abpro Corporation

****

Dear Mr. Chan:

We are delighted to welcome you and your firm as a Cummings Properties client and enclose a fully executed original of your lease for your file. We enjoyed working with you to meet your business objectives in structuring the lease for your new facility. For your convenience, we also enclose a resource guide to answer typical questions arising with new tenancies, and to remind you of the following important administrative items requiring your prompt attention.

1.

If you have not already done so, please complete and return the emergency contact form immediately. Only those individuals designated on this form who can present positive identification will be allowed to sign out duplicate keys (if any) to the leased premises.

2.

Unless otherwise noted, all rent payments are due and payable on the first day of each month in advance. As we do not mail rent invoices, your accounting department should begin automatic monthly payments. You may wish to consider our Electronic Fund Transfer (EFT) program, or set up a monthly electronic payment. Either can easily ensure payments are received by our office on time and eliminate the need to write rent checks. For your convenience, a short EFT sign-up form is enclosed, which may be returned to our accounting office for processing. If you choose to electronically transfer the funds, the bank information is also enclosed.

3.

If you pay separately for metered utilities, please contact NSTAR (800-592-2000) and National Grid (800-532-9600), as applicable, to establish your accounts as soon as possible to avoid interruption in service.

4.

With respect to your comprehensive general liability insurance, all leases specify that Cummings Properties, LLC and Building Owner(s) need to be named as “additional insureds” using standard ISO form CG 20261185 or BP 04480197. If you have not already done so, please request that the Certificate of Insurance required per Section 17 of the lease be sent to this office. For your convenience, insurance certificates may be faxed to us at **** or emailed to insurance@cummings.com. Please be sure to note the specific endorsement, which must be included before keys are issued.

5.

Your lease with Cummings Properties includes full structural and building-standard mechanical equipment maintenance at no cost to you. Highly qualified maintenance personnel are available to assist you. Simply visit www.cummings.com, scroll down to “Client Information,” then click on “Client Service Call Request - All Others.” Alternatively, you may place a service call to 781-935-8000. We would much prefer that you contact us than not. Maintenance service is customarily provided between 7:30 AM and 4:30 PM. Please note your lease requirement to provide chair pads to protect carpet from damage by rolling chairs. You should install these pads immediately, as necessary, to prevent costly, irreparable delamination of wall-to-wall carpeting.

6.

With respect to tenant construction, the lease provides that Lessee may make nonstructural alterations or repairs only with Cummings Properties’ prior written consent. All such work shall be at Lessee’s sole cost and expense and shall comply with Cummings Properties’ standard construction specifications.

Please feel free to contact me directly, or Erica Wright, operations manager, with any questions or comments.

Sincerely,

CUMMINGS PROPERTlES, LLC

/s/ Ed Silvey
Ed Silvey
Leasing Manager

Enclosures

200 West Cummings Park. Woburn, MA 01801. 781-935-8000. Call or text: ****. ****

CUMMINGS PROPERTIES, LLC

STANDARD FORM

COMMERCIAL LEASE

Curnmings Properties LLC (“LESSOR”) hereby leases to Abpro Corporation (a DE corp.), **** (“LESSEE”). the following premises approximately 4,843 square feet at 65 Cummings Park, Woburn, MA 01801 (“premises”) for a term of three years commencing at noon on: September 1, 2014 and ending at noon on August 30, 2017 unless sooner terminated or extended as herein provided. LESSOR and LESSEE now covenant and agree that the following terms, conditions, covenants and obligations (“terms”) shall govern this lease

1. RENT. LESSEE shall pay LESSOR base rent of ninety eight thousand eighty eight (98,088) U.S. dollars per year, drawn on a U.S. bank, in monthly installments of $ 8,174 on or before the first day of each calendar month, without offset or deduction. One monthly rental payment, plus an appropriate fraction of a monthly payment for any portion of a month at the commencement of the lease term, shall be made on or before September 1, 2014. All payments shall be made to LESSOR at 200 West Cummings Park, Woburn, Massachusetts 01801 or at such other place designated in writing by LESSOR If the “Cost of Living” has increased as shown by the Consumer Price Index (Boston, Massachusetts, alt items, all urban consumers). U.S. Bureau of Labor Statistics (‘Index”), then base rent due during each calendar year of this lease and all extensions thereof shall be adjusted in proportion to any increase in the Index The base month from which to determine the amount of each increase shall be January 2014, which figure shall be compared with the figure for November 2014 and each November thereafter to determine the increase (if any) in base rent to be paid during the following calendar year commencing each January 1.

2. SECURITY DEPOSIT. LESSEE shall pay LESSOR a security deposit of $24,500 drawn on a U.S. bank, upon LESSEE’s execution of this lease, which shall be held as security for LESSEE’s performance herein and refunded to LESSEE without interest at the end of this lease, subject to LESSEE’s satisfactory compliance with the terms hereof. LESSEE shall not apply the security deposit to any payment due under this lease. In the event of any breach of this lease by LESSEE, however, LESSOR may apply the security deposit first to any outstanding invoice or other payment due to LESSOR, and then to outstanding rent, in which event LESSEE shall fully restore said deposit forthwith. LESSEE’s failure to remit or restore the security deposit shall constitute a substantial lease default. If LESSEE fails to pay the security deposit and the initial rental payment as and when required herein. LESSEE agrees that LESSOR may at its sole option, declare this lease null and void for failure of consideration.

3. USE. LESSEE shall use the premises only for executive and administrative offices and a laboratory

4. REAL ESTATE TAX INCREASES. LESSEE shall pay LESSOR as additional rent a proportionate share (based on square footage leased by LESSEE as compared with the total leasable square footage of the building(s) of which the premises are a part (“building”)) of (i) all increases in the real estate taxes levied against the land and building (“property”), whether such increase(s) is/are due to an increase in the tax rate or assessment, or a change in the method of determining real estate taxes, and (ii) all real property surcharges and special assessments levied against the property. The base from which to determine the amount of any increase in taxes shall be the rate and assessment in effect for the fiscal year ending June 30, 2015 net of abatements, if any.

5. UTILITIES. LESSOR shall provide equipment per LESSOR’s building standards to heat the premises in season and to cool all office areas between May 1 and November 1. LESSEE shall pay all charges for utilities used on the premises, including electricity, telecommunications, gas, oil, water and sewer, and shall use whichever utility service provider LESSOR designates. LESSEE shall also pay LESSOR a proportionate share of any other fees and charges relating in any way to utility use at the building, including charges for routine maintenance of any on-site septic system. LESSEE shall pay the utility provider or LESSOR, as applicable for all such charges as determined by separate meters serving the premises and/or as a proportionate share if not separately metered.

6. COMPLIANCE WITH LAWS. LESSEE and LESSEE’s employees, agents, affiliates, callers, contractors, visitors, and invitees (“LESSEE parties”) shall not use the premises in any way that may be unlawful, improper, noisy, offensive, harmful, or contrary to any applicable statute, regulation, ordinance, or bylaw. LESSEE parties shall fully comply with all applicable statutes, regulations, ordinances, and bylaws related to or arising out of their use and occupancy of the premises and any allowed alterations herein, including without limitation, maintaining Worker’s Compensation Insurance and obtaining all licenses, permits, and approvals necessary for LESSEE’s use and occupancy of the premises.

7. FIRE, CASUALTY, EMINENT DOMAIN. Should a substantial portion of the premises, or of the property of which the premises are a part be substantially damaged by fire or casualty, or be taken by eminent domain, LESSOR may elect to terminate this lease. When such an event is not caused or contibuted to by LESSEE parties and renders the building uninhabitable, a proportionate abatement of rent shall be made, and LESSEE may elect to terminate this lease if: (a) LESSOR fails to give written notice within 30 days after said event of its intention to restore the premises; or (b) LESSOR fails to restore the premises, using building-standard finishes, to a condition substantially suitable for the use described above within 90 days after said event. LESSOR reserves all rights for damages or injury to the premises for any taking by eminent domain, except for damage to LESSEE’s property or equipment.

8. FIRE INSURANCE. LESSEE parties shall not permit any use of the premises which will adversely affect or make voidable any insurance on the property, or the contents of the building, or which shall be contrary to any law, regulation, or recommendation made by the Insurance Services Office (or successor organization), state fire prevention agency, local fire department, LESSOR’s insurer, or any similar entity. LESSEE shall not vacate the premises or permit same to be unoccupied other than during LESSEE’s customary non-business days or hours, or cause or allow the utilities serving the premises to be terminated.

9. SIGNS. LESSOR may. at its expense, identify LESSEE’s occupancy of the premises with a building standard sign at the main entry to the premises and, if applicable, on the building’s directory LESSEE shall obtain LESSOR’s prior written consent before erecting any sign(s), and shall erect and maintain any such sign(s) in accordance with LESSOR’s building standards for style, size, wording, design, location, etc., now or hereafter made by LESSOR. LESSOR may LESSEE’s expense, remove and dispose of any sign(s) not properly approved, erected, or maintained.

10. MAINTENANCE. Except as otherwise provided below. LESSOR will maintain the structure, roof, landscaping, common areas, and building-standard heating and cooling equipment, sprinklers, doors, plumbing, and electrical wiring at the premises, but specifically excluding damage caused by the careless, malicious, willful, or negligent acts of LESSEE parties or others, and corrosion and chemical or water damage from any source. LESSEE agrees to maintain at its expense all other aspects of the premises in the same condition as they are when delivered to LESSEE or as they may be put in during the lease term, normal wear and tear only excepted, and whenever necessary, to replace light bulbs and glass, acknowledging that the premises are now in good order. LESSEE shall properly control and vent all chemicals, radioactive materials, moisture, smoke, odors, and other materials that may be harmful, and shall not cause the area surrounding the premises or any other common area to be in anything other than a neat and clean condition, and shall appropriately dispose of all waste. LESSEE shall be solely responsible for any damage to any equipment serving the premises or the building which relates to or arises out of the storage, discharge, or use of any substance by LESSEE. LESSEE shall not permit the premises to be overloaded. damaged, stripped, or defaced, nor suffer any waste, and will not bring or keep animals therein If the premises include any wooden mezzanine-type space. the floor capacity of such space is suitable only for light office or storage use. LESSEE will protect any flooring with chair pads under any rolling chairs and shall maintain sufficient heat to prevent freezing of pipes or other damage. All heating, ventilating, air conditioning, plumbing, and electrical equipment serving areas of the premises used for any purpose other than general office or warehouse, and any installation or maintenance of any “non-building standard” leasehold improvements or equipment which is associated with some specific aspect of LESSEE’s use, whether installed by LESSOR. LESSEE or a prior occupant shall be LESSEE’s sole responsibility and at LESSEE’s expense. All maintenance and other services provided by LESSOR shall occur during LESSOR’s normal business hours.

11 . ASSIGNMENT OR SUBLEASE. Provided LESSEE is not in default of any terms hereof, LESSEE may assign this lease or sublet or allow another entity or individual to use or occupy all or part of the premises, but only with LESSOR’s prior written consent in each instance. LESSEE shall not assign this lease or sublet any part of the premises to any other current or prospective tenant of LESSOR, or any affiliate of such current or prospective tenant. As a condition to any assignment or sublease, an additional security deposit shall be paid to and held by LESSOR If LESSEE notifies LESSOR of its desire to assign this lease or sublet, LESSOR may elect to terminate this lease, at an effective date to be determined by LESSOR, upon notice to LESSEE. Notwithstanding LESSOR’s consent to any assignment or sublease, LESSEE and GUARANTOR shall remain liable for the payment of all rent and for the full performance of all terms of this lease and all amendments and extensions thereto.

12. ALTERATIONS. LESSEE parties shall not make structural alterations, additions, or improvements of any kind to the premises, but LESSEE may make nonstructural alterations, additions, or improvements with LESSOR’s prior written consent (“allowed alterations”). All allowed alterations shall be at LESSEE’s expense and shall conform with LESSOR’s building standards and construction specifications or will be, subject to restoration charges. If LESSOR or its agents provide(s) any services or maintenance in connection with the allowed alterations and/or the review thereof, LESSEE will promptly pay any just invoice(s). LESSEE shall obtain, prior to the commencement of any work, a lien waiver from any contractor(s) performing work at the premises. LESSEE shall not permit mechanics’ liens or similar liens to remain upon the premises in connection with any work performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released or removed forthwith without cost to LESSOR. All allowed alterations shall become part of the premises and the property of LESSOR. LESSOR shall have the right at any time to make additions to the building, to change the arrangement of parking areas, stairs, or walkways, or otherwise to alter common areas or the exterior of the building. LESSEE shall move its furniture, furnishings, equipment, inventory, and other property as required by LESSOR to enable LESSOR to carry out the above-described work.

13. LESSOR’S ACCESS. LESSOR. its agents or designees may at any reasonable time enter to view the premises: to show the premises to others: to make repairs and alterations as LESSOR, its agents, or designees should elect to do for the premises, the common areas, or any other portions of the building: and without creating any obligation or liability for LESSOR, but at LESSEE’s expense, to perform work which LESSEE is required but has failed to do.

14. SNOW REMOVAL The plowing of snow from all driveways and unobstructed parking areas shall be at the sole expense of LESSOR. The control of snow and ice on all walkways, stairs, and loading areas serving the premises and all other areas not readily accessible to plows shall be the sole responsibility of LESSEE. Notwithstanding the foregoing, LESSEE shall hold LESSOR and OWNER harmless from any and all claims by LESSEE parties for personal injuries and/or property damage resulting in any way from snow or ice on any area serving the premises.

15. ACCESS AND PARKING. LESSEE parties may without additional charge use parking spaces provided for the building in common with others. The number of spaces used by LESSEE parties, which shall be presumed to equal the number of persons present at the premises, shall not at any time exceed LESSEE’s proportionate share of the total spaces for the building. No unattended parking (i.e., parking where the driver of a vehicle is not readily available at the premises to relocate said vehicle) will be permitted between 7:00 PM and 7.00 AM without LESSOR’s prior written approval. and any such allowed parking shall be permitted only in designated overnight parking areas. Unregistered or disabled vehicles or trailers of any type may not be parked at any time. LESSOR may tow, at LESSEE’s sole risk and expense, any misparked vehicle belonging to LESSEE parties, at any time. LESSEE shall not obstruct any portion of the building or its common areas. LESSOR may record activities at the building with monitored and/or unmonitored cameras, however, LESSEE agrees that LESSOR is not in any way providing any security services for LESSEE parties and accepts full responsibility for protecting LESSEE parties and their property.

16. LIABILITY. LESSEE shall be solely responsible as between LESSOR and LESSEE parties for death or personal injuries to all persons and/or property damage including damage by fire or casualty, arising out of the use, control, condition, or occupancy of the premises by LESSEE parties, except for death, personal injuries, and/or property damage directly resulting from the negligence of LESSOR. LESSEE agrees to indemnify and hold harmless LESSOR and OWNER from any and all liability, including but not limited to costs, expenses, damages, causes of action, claims, judgments, and attorneys’ fees caused by or in any way arising out of any of the aforesaid matters. All common areas, including but not limited to any parking areas, driveways, stairs, loading areas, corridors, roofs, walkways, lobbies, atria, elevators, communications closets, community conference rooms, and outdoor areas (“common areas”) shall be considered a part of the premises for purposes of Sections 16 and 17 when they are used by LESSEE parties.

17. INSURANCE. LESSEE shall maintain at its expense a commercial general liability policy insuring LESSEE, LESSOR, and OWNER against all claims for personal injuries (including death) and/or property damage arising out of the use, control, condition, or occupancy of the premises, including any common areas, by LESSEE parties, including damage by fire or casualty, such policy to insure LESSEE, LESSOR, and OWNER against any claim up to $1,000,000 for each occurrence involving personal injuries (including death), and $1,000,000 for each occurrence involving property damage. This insurance shall be primary to and not contributory with any insurance carried by LESSOR, whose insurance shall be excess. LESSOR and OWNER shall be included in each such policy as additional insureds using ISO Form CG 20 26 11 85 or ISO form CG 20 11 01 96 (without exclusions) or some other form approved in writing by LESSOR, and each such policy shall be issued by a company or companies satisfactory to LESSOR. Prior to occupancy. LESSEE shall deliver to LESSOR certificates and any applicable riders or endorsements showing that such insurance is in force, and thereafter will provide renewal certificates at least 15 days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be cancelled without at least 10 days prior written notice to each insured If LESSEE falls to provide or maintain such insurance at any time during the term of this lease. LESSOR may, without further notice to LESSEE, elect to obtain such insurance, whereupon LESSEE shall pay LESSOR a reasonable charge for such insurance, plus LESSOR’s administrative expenses.

18. BROKERAGE. LESSEE warrants and represents that it has dealt with no broker, tenant representative, or third party in connection with this lease and agrees to indemnify LESSOR against all brokerage claims arising out of this lease, LESSOR warrants and represents that it has employed no exclusive broker or agent in connection with this lease, If either LESSOR or LESSEE Introduces a broker, tenant representative, or other third party on its behalf for any extension amendment or other modification of this lease, any fees or commissions shall be the sole responsibility of the party engaging such broker, tenant representative, or third party.

19. SUBORDINATION. This lease shall be subject and subordinate to any and all mortgages and other like instruments made at any time hereafter, and LESSEE shall when requested, promptly execute and deliver such Instruments as necessary to show the subordination of this lease to said mortgages or other such instruments.

20. DEFAULT AND RENT ACCELERATION. In the event that (a) any assignment for the benefit of creditors, trust mortgage, receivership, or other insolvency proceeding shall be made or instituted with respect to LESSEE or LESSEE’s properly, or (b) LESSEE shall default in the observance or performance of any terms herein, and such default shall not be corrected within 10 days after written notice thereof, then LESSOR shall have the right thereafter, while such default continues and without demand or further notice, to re-enter and take possession of the premises, to declare the term of this lease ended, and/or to remove LESSEE’s effects, without liability, including for trespass or conversion, and without prejudice to any other remedies. If LESSEE defaults in the payment of any rent, and any such rental default continues for 10 days after written notice thereof, and, because both parties agree that nonpayment of said sums is a substantial breach of this lease and, because the payment of rent in monthly installments is for the sole benefit and convenience of LESSEE, then, in addition to any other remedies, the net present value of the entire balance of rent due herein as of the date of LESSOR’s notice, using the published prime rate then in effect, shall immediately become due and payable as liquidated damages, since both parties agree that such amount is a reasonable estimate of the actual damages likely to result from such breach. No actions taken by LESSOR under this section shall terminate LESSEE’s obligation to pay rent under this lease, as liquidated damages or otherwise. Any sums received by LESSOR from or on behalf of LESSEE may at any time be applied by LESSOR in its sole discretion first to any unamortized improvements completed for LESSEE’s occupancy, then to any unpaid invoice or other payment due to LESSOR, and then to unpaid rent. LESSEE shall pay all invoices within 10 days of the date of such invoice(s). If any rent and/or other payment is not received by LESSOR when due, then LESSEE shall pay LESSOR a one-time late charge for each past due amount equal to one percent of such overdue amount or $35 (whichever is greater) and interest at the rate of 18 percent per annum on any past due amount.

21. NOTICE. All notices from LESSOR to LESSEE under this lease shall be given in writing and shall be deemed duly served when left at the premises, served by constable, sent by recognized courier service with a receipt therefor, or mailed by certified or registered mail, return receipt requested, postage prepaid to LESSEE at the premises or such other address as LESSEE may designate in writing. All notices from LESSEE to LESSOR under this lease shall be given in writing and shall be deemed duly served only when served by constable, or delivered to LESSOR by certified or registered mail, return receipt requested, postage prepaid, or by recognized courier service with a receipt therefor, addressed to LESSOR at 200 West Cummings Park, Woburn, Massachusetts 01801 or to the last address designated by LESSOR. No oral, facsimile or electronic notice shall have any force or effect. Time is of the essence in the service of any notice.

22. OCCUPANCY. If LESSEE takes possession of the premises prior to the commencement of this lease, LESSEE shall perform all terms of this lease from the date it takes possession. LESSOR may require LESSEE at LESSEE’s expense to relocate to another similar premises (which shall be within the same municipality as the current premises, unless LESSEE is not regularly occupying the premises) at any time upon written notice to LESSEE and on terms comparable to those herein. If any of LESSEE parties occupies, controls, or encumbers any part of the premises without LESSOR’s written permission after the termination of this lease or otherwise beyond the period specified by LESSOR in writing, LESSEE shall be liable to LESSOR for any and all loss, damages, and/or expenses incurred by LESSOR, including consequential damages, and all terms of this lease shall continue to apply, except that use and occupancy payments shall be due in full monthly installments at a rate which shall be two times the greater of the monthly rent due under this lease immediately prior to termination or LESSOR’s then-current published one-year rental rate for the premises, it being agreed that such extended occupancy is a tenancy at sufferance, solely for the benefit and convenience of LESSEE, and of greater rental value. The occupancy, control, or encumbrance of any part of the premises by any of LESSEE parties beyond noon on the last day of any rental period shall constitute occupancy for an entire additional month, and increased payment as provided in this section shall be immediately due and payable. LESSOR’s acceptance of any payments shall not alter LESSEE’s status as a tenant at sufferance.

23. FIRE PREVENTION. LESSEE agrees to use all reasonable precautions against fire, to provide and maintain approved, labeled fire extinguishers, emergency lighting equipment, and exit signs, and to complete all other modifications within the premises as required or recommended by the Insurance Services Office (or successor organization), OSHA, the local fire department, LESSOR’s insurer, or any similar entity.

24. OUTSIDE AREA. All items left or stored by LESSEE in any common area without LESSOR’s prior written consent shall be deemed abandoned and may be removed or disposed of by LESSOR at LESSEE’s expense without notice. LESSEE shall maintain a building standard size dumpster in a location approved by LESSOR, which dumpster shall be provided and serviced at LESSEE’s expense by a disposal firm designated by LESSOR. Alternatively, if a shared dumpster or compactor is provided by LESSOR, LESSEE shall pay the disposal firm or LESSOR, as applicable. LESSEE’s share of all charges associated therewith.

25. ENVIRONMENT. LESSEE parties shall not interfere in any way with the use and enjoyment of other portions of the same or neighboring buildings by others, in LESSOR’s discretion, by reason of odors, smoke, exhaust, vibrations, noise, moisture, pets, garbage, trash, vermin, pests, or otherwise, and will at their expense employ a professional service to eliminate such interference if determined necessary by LESSOR. No oil, hazardous material, or waste shall be used, stored, disposed of, or allowed to remain at the premises at any time without LESSOR’s prior written approval, and LESSEE shall be solely responsible for, and shall indemnify and hold harmless LESSOR and OWNER from, any and all corrosion and other damage in any way associated with the use. storage, disposal, and/or release of same by LESSEE parties. LESSEE shall provide and maintain effective devices for preventing damage to the building and property from deionized water, chemicals, and hazardous materials that may be used or present at the premises.

26. RESPONSIBILITY. In all events, neither LESSOR nor OWNER shall be liable to anyone for, nor shall LESSEE’s obligations under this lease be reduced because of loss, injury, or damage caused in any way by the use, leakage, incursion, discharge, seepage, flooding, or escape of water or sewage in any form or from any source, or by the interruption or cessation of any service rendered customarily to the premises or building or agreed to by the terms of this lease, by any accident the making of repairs, alterations or improvements, labor difficulties, weather conditions, mechanical breakdowns, trouble or scarcity in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained, or by any change in any utility or service provider, or by any cause beyond LESSOR’s immediate control. Except as otherwise provided for in this lease, neither LESSOR nor OWNER nor LESSEE shall be liable for any special, incidental, indirect, or consequential damages, including but not limited to lost profits or loss of business, arising out of or in any manner connected with performance or nonperformance under this lease, even if any party has knowledge of the possibility of such damages.

27. SURRENDER. On or before the termination of this lease, LESSEE shall remove all of LESSEE parties’ goods and effects from the premises, and shall deliver to LESSOR exclusive and unencumbered possession of the premises and all keys and locks thereto, all fixtures, equipment, and workstations of any type connected therewith, and all allowed alterations made to or upon the premises, whether completed by LESSEE, LESSOR, or others, including but not limited to any offices, window blinds, floor coverings, computer floors, plumbing, plumbing fixtures, heating, ventilating and air conditioning equipment, ductwork, exhaust fans, chillers, security, surveillance and fire protection systems, telecommunications and data wiring, cable trays, telephone systems, racking, air and gas distribution piping, compressors, cranes, hoists, cabinets, counters, shelving, millwork, casework, electrical work, including but not limited to lighting fixtures of any type, wiring, conduit, transformers, generators, distribution panels, bus ducts, raceways, receptacles and disconnects, and all furnishings and equipment that have been bolted welded nailed, screwed, glued, or otherwise attached to any wall, floor, ceiling, roof, pavement, or ground, or which have been directly wired ducted or plumbed to any portion of any building or system serving the premises. Prior to surrender. LESSEE shall, at LESSOR’s option, remove or properly terminate and label for future any and all wiring and cabling installed and/or used by LESSEE. LESSEE shall deliver the premises broom clean, fully sanitized from all chemicals or other contaminants, and in at least the same condition as they were at the commencement of this lease or any prior lease between the parties for the premises, or as they were modified during said term with LESSOR’s written consent, reasonable wear and tear only excepted, and LESSEE shall be deemed to be encumbering premises until it delivers the premises to LESSOR at the time and in the condition required herein. Any and all properly, including business records that remains at the premises upon termination of this lease shall, at LESSOR’s option, be subject to Section 22 above or be deemed abandoned and be disposed of as LESSOR sees fit, without LESSOR being liable for any loss or damage thereto, and at the sole risk of LESSEE. LESSOR may remove and store any such property at LESSEE’s expense, retain same under LESSOR’s control, sell same without notice at a public or private sale and apply the net proceeds of such sale to the payment of any sum due herein, or destroy same. Notwithstanding the delivery of any keys to LESSOR, in no case shall the premises be deemed surrendered to LESSOR until the termination date provided herein or such other date as may be specified in a written agreement between the parties. The parties’ rights and obligations under this section shall survive termination of this lease.

28. GENERAL. (a) The invalidity or unenforceability of any clause or provision of this lease shall not affect or render invalid or unenforceable any other clause or provision hereof. (b) No consent or waiver, express or implied, by LESSOR to or of any breach of any obligation of LESSEE is intended or shall be construed as a consent or waiver to or of any other breach of the same or any other obligation. (c) The terms of this lease shall run with the land, and this lease shall be binding upon and inure to the benefit or the parties hereto and their respective successors and assigns, except that LESSOR and OWNER shall be liable for obligations occurring only while each is lessor or owner of the premises. (d) This lease is made and delivered in the commonwealth of Massachusetts, and shall be interpreted, construed, and enforced in accordance with the laws thereof and only in a court therein. Any action or proceeding ansing out of this lease shall be brought by LESSEE within one year after the event giving rise to the claim has occurred. (e) If LESSOR or OWNER is a trust, corporation, or other limited liability entity, the obligations of LESSOR shall be binding upon the trust, corporation, or other entity, but not upon any trustee, officer, director, shareholder, member, limited partner, or beneficiary individually. (f) LESSOR represents that the owner of the premises (“OWNER”) has agreed to be bound by the terms of this lease unless LESSEE is in default hereof. (g) If LESSEE is more than one person, corporation, other legal entity, partnership, or some combination thereof, LESSEE’s obligations shall be joint and several. Unless repugnant to the context, “LESSOR” and “LESSEE” mean the person or persons, natural or corporate, named above as LESSOR and as LESSEE respectively, and their respective heirs, executors, administrators, successors, and assigns. (h) This lease is the result of negotiations between parties of equal bargaining strength, and when executed by both parties shall constitute the entire agreement between the parties, superseding all prior oral and written agreements, representations and statements, and LESSEE agrees to keep all financial and other terms of this lease confidential. This lease may not be amended except by written agreement signed by all parties, or as otherwise provided herein, and no oral or written representation shall have any effect hereon. (i) Notwithstanding any other statements herein, LESSOR makes no warranty, express or implied, concerning the suitability of the premises for the use descended above. (j) If, for any reason, LESSOR does not deliver possession of the premises as provided herein, unless a delay is caused or contributed to in any way by any of LESSEE parties, the rent, excluding the cost of any amortized improvements, shall be proportionately abated until LESSOR delivers possession, and LESSOR shall use reasonable efforts to deliver possession at the earliest practical date. LESSEE agrees that said abatement shall be LESSEE’s sole remedy for any delay in delivery of possession and that LESSOR shall not be liable for any damages to LESSEE for such delay. (k) Neither the submission of this lease form or any amendment hereof, nor the acceptance of the security deposit and/ or rent shall constitute a reservation of or option for the premises, or an offer to lease, it being expressly understood and agreed that neither this lease nor any amendment shall bind either party in any manner whatsoever unless and until it has been executed by both parties. (l) LESSEE shall not be entitled to exercise any option in this lease, the attached Rider to Lease, or any subsequent amendment or extension, or to receive LESSOR’s consent as provided for herein, if LESSEE is at that time in default of any term hereof. (m) No restriction, condition, or other endorsement by LESSEE on any payment, nor LESSOR’s deposit of any full or partial payment, shall bind LESSOR in any way or limit LESSOR’s rights under this lease. (n) LESSEE shall pay LESSOR for all legal and administrative fees and expenses incurred by LESSOR due to any consent requested by LESSEE or in enforcing any terms of this lease. (o) LESSEE will conform to all rules and regulations now or hereafter made by LESSOR for parking, for the care, use, and/or alteration of the building, its facilities and approaches, and for the administration of this lease, and will not permit any of LESSEE parties to violate this lease or any of its terms. (p) LESSEE’s covenants under this lease shall be independent of LESSORS’s covenants, and LESSOR’s failure to perform any of its covenants under this lease, including a covenant constituting a significant inducement to LESSEE to enter into this lease, shall not excuse the payment of rent or any other charges by LESSEE or allow LESSEE to terminate this lease. (q) LESSOR, LESSEE, OWNER and GUARANTOR hereby waive any and all rights to a jury trial in any proceeding in any way arising out of the subject matter of this lease and/or the guaranty. (r) See attached Rider to Lease for additional provisions.

29. SECURITY AGREEMENT. LESSEE hereby grants LESSOR a continuing security interest in all existing and hereafter acquired property of LESSEE kept in any of LESSOR’s buildings (excluding LESSEE’s intellectual property, patents and accounts receivable) to secure the performance of all LESSEE’s obligations under this lease or any subsequent lease between the parties. LESSEE authorizes LESSOR to file a financing agreement or financing statement in connection with this security interest. This provision shall survive termination of this lease, shall continue under any subsequent lease between the parties, and shall not negate or replace any continuing security interest of LESSOR under any prior lease between the parties. Default in the payment or performance of any of LESSEE’s obligations under this lease or any subsequent lease shall be a default under this security agreement, and shall entitle LESSOR to immediately exercise all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in Massachusetts. In the event of default. LESSEE shall assist and facilitate LESSOR’s exercise of its rights under this section.

30. AUTOMATIC LEASE EXTENSIONS. [This Paragraph Does Not Apply]

In witness whereof, LESSOR and LESSEE, intending to be legally bound. have caused this lease to be executed this 2nd day of July 2014

	LESSOR: CUMMINGS PROPERTIES, LLC		LESSEE: ABPRO CORPORATION

By:	/s/ [Illegible]	By:	/s/ Ian Chan
	Duly authorized		Duly authorized
Print name IAN CHAN
Title CEO

GUARANTY

In consideration of LESSOR making this lease with LESSEE, GUARANTOR hereby personally and unconditionally guarantees the prompt payment of the $4,500 balance of security deposit, on or before July 15, 2014, payment of the $8,174 rent due for September 2014, on or before September 1, 2014, and the $20,000 Irrevocable Standby Letter of Credit or $20,000 cash in lieu thereof, in accordance with [illegible] by LESSEE with respect to the premises herein, and the undersigned promises to pay all expenses including reasonable legal and administrative fees, incurred by LESSOR in enforcing this guaranty LESSOR’s consent to any assignments subleases amendments and extensions by LESSEE or to any compromise or release of LESSEE’s liability under this lease, with or without notice to the undersigned or LESSOR’s failure to notify the undersigned of any default and or reinstatement of this lease, shall not relieve GUARANTOR from personal liability.

In witness whereof, the undersigned GUARANTOR, intending to be legally bound, has caused this guaranty to be executed this 2nd day of July 2014

/S/ [ILLEGIBLE]		Home Address:
	Signature	****
Print name	[Illegible]

CUMMINGS PROPERTIES, LLC

STANDARD FORM	W06140374-DJC-1

RIDER TO LEASE

The following additional terms are incorporated into and made a part of the attached lease and in the event of any conflict between any term of this Rider to Lease and the attached lease, the terms of this rider shall govern:

A. SOUTH ESSEX SEWERAGE DISTRICT. With respect to leases at Cummings Center and Dunham Road in Beverly (only), LESSEE shall fully comply with all regulations of the South Essex Sewerage District (SESD) now or hereafter in effect, including prompt filing with LESSOR of any documents required by the SESD. LESSEE agrees to indemnify and hold harmless LESSOR and OWNER from any and all liability arising out of any noncompliance of LESSEE with such regulations.

B. ACTIVITY AND USE LIMITATION. Except as provided below, with respect to leases at Cummings Center in Beverly and leases at 10 and 18 Commerce Way in Woburn (only), the following activities and uses are expressly prohibited at the property of which the premises are a part residential uses (except for facilities for adult congregate care or assisted living, senior housing, nursing home uses and other adult residential facilities in certain designated areas of the property); child care, day care, or public or private elementary or secondary schools; a public park, playground or playing field, or other activities involving more than casual contact with the ground; cultivation out-of-doors of fruits and vegetables destined for human consumption; and fishing or swimming in the ponds and other waterways on or adjacent to the property. In addition, implementation of a health and safety plan is required for construction, utilities maintenance and other intrusive activities which are likely to involve extensive exposure to or contact with subsurface soils at the property. Notwithstanding the foregoing, residential, school, child care, day care and children’s learning center uses (and associated outside recreational activities and/or associated playground) are authorized in specific locations at Cummings Center and/or 10 and 18 Commerce Way. As to Cummings Center, the Notice of Activity and Use Limitation dated April 26,1996 was recorded at the Essex (South) Registry of Deeds at Book 13533, Page 559, and amended on September 2,1997 (Book 14299, Page 257), June 19, 2003 (Book 21871, Page 314), March 10, 2005 (Book 24047, Page 1), August 11, 2006 (Book 25994, Page 425), and September 17, 2008 (Book 28043, Page 576). As to 10 and 18 Commerce Way, the Notice of Activity and Use Limitation dated December 12, 1996 was recorded at the Middlesex (South) Registry of Deeds at Book 26901, Page 293 and registered with the Middlesex Registry District of the Land Court as Document No. 1231513, and amended on September 24, 2002 (Book 36592, Page 499) and September 19, 2007 (Book 50124, Page 578 and Land Court Document No. 01454912).

C. CHANGE IN CORPORATE FORM. If LESSEE is a trust, corporation, partnership or other limited liability entity, LESSEE shall serve written notice to LESSOR within 30 days following the date LESSEE: (a) changes its legal name, (b) merges into or consolidates with a third party, (c) files articles of entity conversion, (d) changes its state of organization/registration, domestication, (e) voluntarily or involuntarily dissolves or revokes its articles of organization, articles of incorporation or other charter documents, or (f) changes any trustee(s).

D. LESSOR, at LESSOR’s cost, shall modify the premises according to the mutually agreed upon plan attached hereto within 14 days following full execution of this lease, approval of final plans and specifications (if any), and LESSOR’s receipt of the $20,000 security deposit provided for below.

E. * Notwithstanding the commencement date of this lease, LESSEE may occupy the premises immediately following substantial completion of the modifications provided for in Paragraph D above and LESSEE’s production of all required insurance certificates, without further obligation for the payment of monthly rent until September 1, 2014. All other terms of this lease shall apply throughout any such rent-free, early occupancy period.

F. The annual base rent as provided in Section 1 above does not include any charge for use of approximately 569 square feet at the premises shown as the cross-hatched area on the attached plan (the Cross-Hatched Area”) because LESSEE has represented that LESSEE will not use the Cross-Hatched Area. LESSEE may, however, elect at any time to use the Cross-Hatched Area or any portion thereof, and if LESSEE does use the Cross-Hatched Area or any portion thereof, then the annual base rent shall be immediately increased by $13,058.55 for the balance of the lease term.

G. If LESSEE has not previously elected to use the Cross-Hatched Area or any portion thereof, LESSOR may, at LESSOR’s sole expense, remove the Cross-Hatched Area from the premises at any time during the lease term by serving LESSEE with five days’ prior written notice to that effect. LESSEE shall move its furniture, furnishings, equipment, inventory and other property as requested by LESSOR to enable LESSOR to carry out any modifications required to remove the Cross-Hatched Area from the premises, and LESSEE shall indemnify and hold harmless OWNER, LESSOR and LESSOR’s agents, employees and contractors from any and all injury and/or damage arising out of this work. In the event LESSOR removes the Cross-Hatched Area from the premises, the size of the premises shall be decreased by approximately 569 square feet and the base rent set forth in Section 1 above shall remain the same.

H. The parties acknowledge and agree that the utilities serving the Cross-Hatched Area are not separated from the utilities serving 65 Cummings Park, and that LESSEE shall pay all utility charges for both suites. If LESSOR leases the Cross-Hatched Area to a third party for any use other than storage, LESSEE’s monthly rent shall be reduced by $94.83 throughout the third party’s occupancy in order to compensate LESSEE for such third party’s utility usage. Alternatively, LESSOR may, at its election and expense, separate the utilities serving the Cross-Hatched Area and the remainder of 65 Cummings Park, in which case, LESSEE will not receive a reduction in base rent.

W06140374-DJC-1

RIDER TO LEASE

(Continued)

I. LESSOR, at LESSEE’s written request and sole expense, shall make additional alterations necessitated by LESSEE’s use of the premises according to a plan to be mutually agreed upon by both parties. All such alterations shall be considered “non-building standard” for maintenance purposes pursuant to Section 10 of this lease. At LESSEE’s written request, the charges for certain alterations agreed to in advance and completed by LESSOR or LESSOR’s agents may be incorporated into this lease by separate amendment to be attached hereto, amortized with interest, and then paid for by LESSEE in the same manner as base rent which shall otherwise be due.

J. If LESSOR should make any such alterations and amortize the cost thereof pursuant to the preceding paragraph, then LESSEE shall provide LESSOR with additional security in an amount and form satisfactory to LESSOR and LESSOR’s counsel to ensure payment of all charges to be amortized.

K. * LESSEE shall move its furniture, furnishings, equipment, inventory, and other property as requested by LESSOR to enable LESSOR to carry out the above-described modifications to the premises. LESSEE shall indemnify and hold harmless OWNER, LESSOR, and LESSOR’s agents, employees, and contractors from any and all injury and/or damage arising out of this work.

L. * Notwithstanding anything to the contrary in Section 25 above, LESSEE may use and store hazardous material, as that term is defined in M.G.L. c. 21E, §2, within the premises, in an amount not to exceed LESSEE’s proportionate share of the total hazardous material storage capacity allowed by applicable building code(s) and governmental authorities, provided LESSEE fully complies with all applicable local, state, and federal laws, regulations, ordinances, and bylaws (collectively, “applicable laws”). In the event that any hazardous material and/or hazardous waste remains in the premises after the termination of this lease or, if applicable, the date LESSEE otherwise vacates the premises, including but not limited to relocating to a new premises pursuant to an amendment to this lease (in either case, the “Vacate Date”), or in the event that any manifest(s) need to be prepared for the delivery, transport, removal, and/or disposal of any hazardous material and/or hazardous waste to or from the premises (e.g., EPA Form 8700-22) and LESSEE’s authorized representative is unavailable for any reason, LESSEE hereby authorizes LESSOR to execute any and all manifests and related documents necessary to properly effectuate such delivery, transport, removal, and/or disposal on LESSEE’s behalf and at LESSEE’s sole expense using LESSEE’s Hazardous Waste Generator Identification Number. LESSEE shall be solely responsible for and shall indemnify and hold LESSOR and OWNER harmless from any and all liability, damage, and personal injury in any way relating to or arising out of the use, storage, disposal, transport, and/or release of such hazardous material or hazardous waste.

M. * Notwithstanding anything in Section 10 above to the contrary, LESSEE’s maintenance and repair obligations shall specifically include, without limitation, monthly inspection, repair and replacement as needed of (i) all acid neutralization, pH adjustment and other wastewater treatment tanks and equipment and drain lines into which said tanks and equipment discharge, (ii) backflow preventers and back-up generators, and (iii) all HVAC equipment not exclusively serving office areas, as well as all exhaust and intake fan components, including belts and air filters. LESSEE shall be responsible for semiannual (or more frequent if necessary) cleaning and replenishment of neutralizing materials in all tanks, ensuring that all wastewater discharged from the premises is neutralized to a pH range between 6 and 9, or, in the case of deionized water, is appropriately diluted or treated, and fully complying with all applicable laws. Notwithstanding anything in Section 10 above to the contrary, LESSEE acknowledges and agrees that the plumbing, electrical, heating and cooling systems serving the premises shall be maintained by LESSEE, at its sole expense, except that LESSOR shall maintain the restrooms and any of the above systems that exclusively serve(s) the office areas of the premises. LESSEE also agrees to accept all plumbing, electrical, heating and cooling systems in “as is” condition. Throughout the term of this lease, within 30 days following LESSOR’s request, and on or before the Vacate Date, LESSEE shall provide LESSOR with written evidence from a qualified third party documenting LESSEE’s compliance with the foregoing inspection, repair, and maintenance obligations, and certifying that all such equipment and systems required to be maintained by LESSEE are in good working condition (the “Condition Statement”). Time is of the essence.

N. * On or before the Vacate Date, LESSEE shall, at its sole expense, have the entire premises, including all extensions thereof (e.g. shafts, ducts, etc.) used in any way by LESSEE, cleaned, sanitized, and tested, and shall provide LESSOR with a written certification from a licensed, independent, and certified industrial hygienist (“CIH”) stating that as of the Vacate Date, the entire premises have been cleaned, sanitized, and tested and are free from all harmful chemical, biological, radioactive, or other contamination arising out of LESSEE’s tenancy, that there are no restrictions on future use or occupation by others, including any demolition, modification, and/or disposal of any materials as non-hazardous waste, and that the indoor air quality at the premises is satisfactory. Said cleaning, testing and certification shall be completed in accordance with all C1H professional standards and all applicable laws and shall include, but not be limited to, all cabinetry, countertops, walls, ceilings, floors, casework, and all other surfaces, all mechanical and HVAC equipment, ductwork, diffusers, return air grilles, filters, make-up air units, exhaust fans, hoods, plumbing lines and fixtures, drains, septic systems (if any), and all acid neutralization, pH adjustment and other wastewater treatment tanks, piping and equipment. If LESSEE used, stored, and/or disposed of any radioactive materials at, in, on, or near the premises, LESSEE shall provide LESSOR with a written statement from all applicable governmental authorities that the premises have been fully decommissioned in accordance with all applicable laws on or before the Vacate Date.

O. * The premises shall be deemed occupied by LESSEE in accordance with Sections 22 and 27 of this lease unless and until LESSEE has provided, to LESSOR’s satisfaction and/or the satisfaction of LESSOR’s CIH, the required CIH certification, all applicable decommissioning statements, the Condition Statement, all in accordance with the terms of the three preceding paragraphs.

W06140374-DJC-1

RIDER TO LEASE

(Continued)

P. * LESSEE shall provide to LESSOR and maintain throughout the entire lease term an Irrevocable Standby Letter of Credit negotiable on sight in the amount of $20,000 as security for LESSEE’s performance under the preceding four paragraphs and all other obligations under this lease. Said letter of credit shall be issued by a bank acceptable to LESSOR; provide for payment to LESSOR immediately and on sight upon LESSOR’s delivery to the bank of a statement that the drawing represents amounts due to LESSOR from LESSEE under this lease or is otherwise permitted under this lease; terminate no earlier than two months after the termination of this lease; and shall otherwise be in a form acceptable to LESSOR’s counsel. In addition, LESSOR shall be entitled to draw on said letter of credit and hold the proceeds as a cash security deposit in the event that LESSOR feels insecure about the continuing solvency of the issuing bank. Said letter of credit or the amount of the letter of credit in cash shall be delivered to LESSOR on or before September 1, 2014. If cash is paid, LESSOR shall then refund it to LESSEE upon delivery to LESSOR of a letter of credit that fully complies with this paragraph. LESSEE shall pay LESSOR for all legal and administrative expenses incurred by LESSOR in connection with said letter of credit. The security required to be delivered to LESSOR pursuant to this paragraph shall be in addition to the cash security deposit provided for in Section 2 above.

Q. * The preceding five paragraphs are key considerations of this lease.

R. * LESSOR consents to LESSEE’s limited non-exclusive access to the roof of the building to perform LESSEE’s maintenance obligations as set forth above (only). LESSEE agrees that the roof is a common area of the building and that no other work shall be carried on or any other equipment installed on the roof without the prior written consent of LESSOR. LESSEE shall be fully responsible for, and agrees to indemnify and hold LESSOR and OWNER harmless from, all property damage and personal injury, including death, associated in any way with the activities of LESSEE and LESSEE’s agents, employees, and contractors on the roof and/or the location, installation or maintenance of said equipment on the roof, including, but not limited to, damage to the watertight integrity of the roof and the roof membrane, from whatever cause.

S. Notwithstanding the terms of Section 2 above, LESSEE shall pay $20,000 of the security deposit upon LESSEE’s execution of this lease and the remaining $4,500 on or before July 15, 2014. Time is of the essence.

LESSOR: CUMMINGS PROPERTIES, LLC		LESSEE: ABPRO CORPORATION

By:	/s/ [Illegible]	By:	/s/ Ian Chan
	Duly authorized		Duly authorized
Date:	7/2/14	Print Name:	IAN CHAN

		Title:	CEO

UP
UP
Office
Break Room
Open Office
Carpet
VCT
Remove existing cubicles
Conference Room
12.5'±
11.5'±
Lab
Existing cubicles to remain

Notes:
1. Remove existing cubicles in front office area.
2. Replace carpet in front office areas.
3. Construct wall and door to separate no-use no pay area.

Hatched area: 569± LSF
No use, no pay

FINAL PLAN ______ (SIGNATURE) ______ (DATE)

*Note: These CAD drawings are not as-built drawings and Cummings Properties makes no representation as to their accuracy. They are recorded on, or can be transmitted as, electronic media. They are therefore subject to undetectable alteration or erasure, either intentional or unintentional, due to, among other causes: transmission, conversion, media degradation, software error, or human alteration. Accordingly, Cummings Properties shall not be held liable for any claims, losses, damages, or costs arising out of any such use of these CAD documents.

Lease Plan

ABPro Corporation

65 Cummings Park, Woburn, MA

0 5' 10' 20' 40'

Cummings Properties
200 West Cummings Park, Woburn, MA. 781-935-8000

LSF: 4,843	Scale: * 1/16"=1'-0"		Date: 06/25/14
LO/OO: DJC	Drawn: AMR	Checked: RM	Revised:

- All dimensions are approximate.
- CPL standard construction unless otherwise noted.
- All finishes to remain as is unless otherwise noted.
- Furnishings are shown for illustrative purposes only.
- No representation is made as to the suitability of this design for lessee's use or occupancy.

J:\CPMI_CAD\CORE\Cummings Park\2CP\LP\2CP_LP_2014\ABPro Corporation_65CP_6-25_14.dwg